Exhibit 5.1

March 31, 2021

Telos Corporation
19866 Ashburn Road
Ashburn, Virginia 20147

Ladies and Gentlemen:

We have acted as counsel to Telos Corporation, a Maryland corporation (the “Company”), in connection with the filing by the Company of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 under the Act, of an indeterminate amount of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Registration Statement also relates to the sale of the Company’s Common Stock from time to time by certain stockholders of the Company to be named in a prospectus supplement (the “Selling Stockholders”), pursuant to Rule 415 under the Act.

We have examined the Registration Statement and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion:

1.
With respect to the shares of Common Stock offered by the Company, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) terms of the issuance and sale of the Common Stock have been duly established and are then in conformity with the governing documents of the Company so as not to violate any applicable law, the governing documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) if certificated, certificates in the form required under Maryland corporate law representing the shares of Common Stock are duly executed and countersigned, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the shares of Common Stock will be legally issued, fully paid, and non-assessable.

2.	With respect to any shares of Common Stock to be offered by the Selling Stockholders, such shares of Common Stock have been duly authorized, legally issued and are fully paid and non-assessable.

Telos Corporation
March 31, 2021

In expressing the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so, and (v) all public records reviewed by us or on our behalf are accurate and complete. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal